Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Wickes Inc., a Delaware corporation (the "Company"), on Form 10-K/A for the period ended December 28, 2002, as filed with the Securities and Exchange Commission (the "Report"), James J. O'Grady,
President and Chief Executive Officer of the Company and James A. Hopwood, Senior Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James J. O'Grady
--------------------
James O'Grady
President and Chief Executive Officer
November 21, 2003

/s/ James A. Hopwood
--------------------
James A. Hopwood
Senior Vice President and Chief Financial Officer
November 21, 2003

[A signed original of this written statement required by Section 906 has been provided to Wickes Inc. and will be retained by Wickes Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]